UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)

                 OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):
                              July 21, 2004

                      EMPIRE PETROLEUM CORPORATION


        (Exact name of registrant as specified in its charter)


        Delaware                     0-20193              73-1238709
(State or other jurisdiction  (Commission file Number) (IRS Employer
of Incorporation)                                      Identification No.)

8801 S. Yale, Suite 120                      74137-3575
(Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code:  (918-488-8068)

ITEM 7.  Financial Statements and Exhibits

         (c)  Exhibits

              99.1  Press Release dated July 21, 2004

ITEM 9.  Regulation FD Disclosure

     On July 21, 2004, the Registrant issued a press release announcing a New test well in Wyoming and an update on its activities in Nevada. A copy Of the press release is attached to this report as Exhibit 99.1 and is Being furnished pursuant to Regulation FD.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Date:  July 21, 2004

Empire Petroleum Corporation

BY: /s/Albert E. Whitehead

Chief Executive Officer


EXHIBIT 99.1

                                  NEWS RELEASE


July 21, 2004			                  For Immediate Release


                   EMPIRE PETROLEUM CORPORATION ANNOUNCES
                   NEW TEST WELL IN WYOMING AND UPDATE ON
                                   NEVADA


Empire Petroleum Corporation (OTCBB: EMPR), a Tulsa, Oklahoma based oil and gas exploration and development company, announced today that a new test well, the Hooligan Draw Unit #1-AH, has received a drilling permit from the Bureau of Land Management and the Oil & Gas Commission of Wyoming. The new test well will be drilled by JMG Exploration, Inc. and Empire anticipates that drilling operations will commence on or about August 4, 2004.

Plans call for the test well to be drilled to approximately 7,604 feet, then directional to the Newcastle/Muddy Formation at approximately 8,300 feet then horizontally for up to 2,000 feet. This test well is being drilled based on the results of a 16 square mile 3-D seismic survey centered on Empire's
Timber Draw Unit #1-AH oil discovery. The new test well will be drilled one-half mile northeast of the Timber Draw #1-AH oil discovery, which was completed in 2001 and has produced 16,349 barrels of oil and approximately 33 million cubic feet of gas. The gas has been flared due to the lack of a pipeline connection. Empire believes that the Timber Draw #1-AH well is producing from only one fracture zone and, based on the new seismic survey, anticipates that it will encounter multiple fracture zones in connection with drilling the Hooligan Draw Unit #1-AH well.

The Hooligan Draw #1-AH test well will be drilled under the terms of a Farmout Agreement between Empire Petroleum Corporation, Maxy Gold Corp., and Enterra Energy Corp., as Farmors, JMG Exploration, Inc., as the Farmee (Earning Party), and 74305 Alberta, Ltd., as a Participant. Pursuant to the Farmout Agreement, Empire will retain a 26.8% working interest in the Hooligan Draw #1-AH well and 32,643 acres of leases in the prospect and a 17.5% working interest in the Timber Draw #1-AH well and the related 160 acre lease.

Empire also announced it has made an application for a new federal drilling unit on a portion of its 44,604 acre lease block in its Gabbs Valley, Nevada prospect. Empire has a 10% interest in this prospect. If approved the unit would contain approximately 28,783 acres. Empire is currently seeking one or more industry partners to drill a test well on this prospect or carry out a seismic survey with an option to drill.

Statements in this press release other than purely historical information, including statements relating to the Company's future plans and objectives or expected results, constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on numerous assumptions and are subject to all of the risks and uncertainties incident to the Company's business, including risks inherent in oil and gas exploration and development and other risks described in the reports and statements filed by the Company with the Securities and Exchange Commission. As a result, actual results may vary materially from those described in the forward-looking statements.

	For further information contact:	Albert E. Whitehead, Chairman & CEO
                                           tel:    (918) 488-8068